UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 7, 2025

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza 1 Liberty Street, Floor 3, Suite 305-306, New York, New York	10006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On November 8, 2025, Michelle Goldberg resigned, effective immediately, as a director of Bakkt Holdings, Inc. (the “Company”) and as a member of the Audit and Risk Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Board”). Ms. Goldberg’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On November 7, 2025, Jill Simeone resigned, effective immediately, as a director of the Company and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Ms. Simeone’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Following Msses. Simeone’s and Goldberg’s resignations from the Board, and in recognition of their service during the current annual director compensation cycle, 16,543 of each of Msses. Simeone’s and Goldberg’s unvested RSUs granted in respect of the current annual director compensation cycle vested.

Amendment to CEO PSU Award

As previously disclosed, the Company granted Akshay Naheta performance-based restricted stock unit awards (the “PSUs”) in connection with his appointment as Chief Executive Officer of the Company. On November 13, 2025, the Compensation Committee of the Board amended the terms of the PSUs to provide that the PSUs will vest on the date on which the performance conditions applicable to the PSUs are achieved (the “Achievement Date”), subject to continued employment through the Achievement Date in accordance with the existing terms of the PSUs, regardless of whether the Achievement Date is at least one year following the date on which the PSUs were granted. To effect this amendment, on November 14, 2025, the Company and Mr. Naheta entered into the Amended and Restated Employment Agreement (the “A&R Employment Agreement”) and the Amended and Restated Performance Stock Unit Agreement (the “A&R PSU Agreement”).

The foregoing is not a complete description of the A&R Employment Agreement or the A&R PSU Agreement. The foregoing description is qualified in its entirety by reference to the full text of the A&R Employment Agreement and the A&R PSU Agreement, as applicable, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Amended and Restated Employment Agreement, by and between Bakkt Holdings, Inc. and Akshay Naheta, dated November 14, 2025.
10.2*	Amended and Restated Performance Stock Unit Agreement, by and between Bakkt Holdings, Inc. and Akshay Naheta, dated November 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: November 14, 2025

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary